UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 29, 2026

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The Offering

On June 24, 2026, Lincoln National Corporation (the “Company”) entered into an Underwriting Agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $500 million aggregate principal amount of the Company’s 6.800% Fixed-to-Fixed Reset Rate Subordinated Notes due 2056 (the “Notes”) in a registered public offering (the “Offering”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, in the ordinary course of their business, certain of the Underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of certain of the Underwriters are lenders under the Company’s Term Loan Agreement, dated as of March 30, 2026, as amended, which matures on March 30, 2031, under which $250 million of borrowings were outstanding as of March 31, 2026, and/or the Company’s Third Amended and Restated Credit Agreement, dated as of March 27, 2026, which has a commitment termination date of March 27, 2031. As part of the Company’s ordinary course of business, the Company enters into bilateral open derivative transactions with certain of the Underwriters. In addition, the Underwriters and their affiliates may, from time to time, engage in transactions with or perform services for the Company in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of the Company’s subsidiaries. From time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or capital stock or loans, and may do so in the future.

The Offering was completed on June 29, 2026 pursuant to the Company’s registration statement on Form S-3 (File No. 333-292076), dated December 11, 2025, as supplemented by a prospectus supplement in preliminary form filed June 24, 2026, and in final form filed June 26, 2026 (the “final prospectus supplement”), and a free writing prospectus dated June 24, 2026. The Offering was completed at a price to the public of 100.000% of the principal amount of the Notes. The Notes were sold to the Underwriters with an underwriting discount of 1.000%. The Notes were issued pursuant to the Subordinated Indenture, dated as of August 11, 2021, as supplemented by the Third Supplemental Subordinated Indenture, dated as of June 29, 2026 (as so supplemented, the “Indenture”), in each case between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include the repurchase and/or redemption of shares of its outstanding 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, with a stated amount of $500 million, and/or its 9.000% Non-Cumulative Preferred Stock, Series D, with a stated amount of $500 million, both of which will be redeemable at their stated value on or after December 1, 2027.

The Notes

The terms of the Notes are further described in the Company’s final prospectus supplement, dated as of June 24, 2026, as filed with the Securities and Exchange Commission (the “SEC”) under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), on June 26, 2026.

The Notes are the Company’s unsecured subordinated obligations, rank senior to the Company’s variable rate Capital Securities due 2066 and variable rate Capital Securities due 2067, rank pari passu, or equally, with all of the Company’s existing and future unsecured subordinated debt (including the Company’s variable rate Subordinated Notes due 2066 and its variable rate Subordinated Notes due 2067), the terms of which provide that such indebtedness ranks equally with the Notes, and rank junior to all of the Company’s existing and future senior indebtedness.

The Notes bear interest (i) from, and including, June 29, 2026 to, but excluding, July 15, 2036 or any earlier redemption date, at an annual rate of 6.800% and (ii) from, and including, July 15, 2036, during each interest period, at an annual rate equal to the five-year Treasury rate as of the most recent reset interest determination date, in each case to be reset on each interest reset date (which will include the initial interest reset date and subsequent five-year anniversaries thereof), plus 2.400%. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. See the final prospectus supplement for the definitions of “initial interest reset date,” “interest period,” “five-year Treasury rate,” “reset interest determination date” and “interest reset date.”

The Notes will mature on July 15, 2056. The Notes are redeemable (1) in whole at any time or in part, from time to time, (a) during the three-month period prior to, and including, July 15, 2036, or the three-month period prior to, and including, each subsequent interest reset date (each, a “par call period”), at a redemption price equal to 100% of their principal amount, and (b) on any date that is not within a par call period, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the next following reset date (the “Reference Date”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the final prospectus supplement), plus 40 basis points less interest accrued to the redemption date; and (2) in whole, but not in part, at any time within 90 days after the occurrence of a “tax event,” a “rating agency event” or a “regulatory capital event,” at a redemption price equal to (a) in the case of a “tax event” or a “regulatory capital event,” 100% of their principal amount or (b) in the case of a “rating agency event,” 102% of their principal amount; plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its affiliates, must remain outstanding after giving effect to such redemption. The Company cannot redeem the Notes unless all accrued and unpaid interest, including deferred interest (and compounded interest), has been paid in full on all outstanding Notes for all interest periods ending on or before the date of redemption. See the final prospectus supplement for the definitions of “tax event,” “rating agency event” and “regulatory capital event.”

So long as no event of default with respect to the Notes has occurred and is continuing, the Company may elect at one or more times to defer payment of interest on the Notes for one or more consecutive interest periods that do not exceed five years for a single deferral period (as defined in the final prospectus supplement). The Company may not defer interest beyond the maturity date of the Notes, any earlier accelerated maturity date arising from an event of default (which, under the Indenture, is limited to certain events of bankruptcy, insolvency or receivership involving the Company) or any other earlier redemption of the Notes. During a deferral period, interest will continue to accrue on the Notes, and deferred interest on the Notes will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. At the end of five years following the commencement of a deferral period, the Company must pay all accrued and unpaid deferred interest, including compounded interest. If the Company has paid all deferred interest (including compounded interest thereon) on the Notes, the Company may again defer interest payments on the Notes as described above. If the Company has given notice of its election to defer interest payments on the Notes but the related deferral period has not yet commenced, or a deferral period is continuing, the Company and its subsidiaries will generally be restricted from making payments on or redeeming or purchasing any shares of capital stock (i.e., their common and preferred equity) or debt securities or guarantees that rank, upon liquidation, on a parity with or junior to the Notes, subject to certain limited exceptions set forth in the Indenture.

An “event of default” with respect to the Notes will occur only upon certain events of bankruptcy, insolvency or receivership involving the Company. If an event of default occurs and continues, the principal amount of the Notes will automatically become due and payable without any declaration or other action on the part of the Trustee or any holder of the Notes. There is no right of acceleration in the case of any payment default or other breaches of covenants under the Indenture or the Notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the Notes, including any compounded interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of any deferral period), the holder of a Note may, or if directed by the holders of a majority in principal amount of the Notes, the Trustee shall, subject to the conditions set forth in the Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if the Company fails to make payment thereof upon demand.

The foregoing summary of the terms of the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of (i) the Subordinated Indenture incorporated by reference as Exhibit 4.1 hereto, (ii) the Third Supplemental Subordinated Indenture filed as Exhibit 4.2 hereto, and (iii) the form of the Notes filed as Exhibit 4.3 hereto, each of which are incorporated herein by reference.

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 24, 2026, between the Company and the underwriters named therein.*

4.1	Subordinated Indenture, dated as of August 11, 2021, between Lincoln National Corporation and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K (File No. 1-6028) filed with the SEC on August 12, 2021.

4.2	Third Supplemental Subordinated Indenture, dated as of June 29, 2026, to Subordinated Indenture, dated as of August 11, 2021.

4.3	Form of 6.800% Fixed-to-Fixed Reset Rate Subordinated Note due 2056 (included in Exhibit 4.2 to this Current Report on Form 8-K).

5.1	Opinion of Eric B. Wilmer, Assistant Vice President and Senior Counsel of Lincoln National Corporation, dated June 29, 2026.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz, dated June 29, 2026.

23.1	Consent of Eric B. Wilmer (included in Exhibit 5.1 to this Current Report on Form 8-K).

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2 to this Current Report on Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

	By:	/s/ Adam M. Cohen
	Name:	Adam M. Cohen
	Title:	Senior Vice President,
Date: June 29, 2026		Chief Accounting Officer and Treasurer